SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. _)


Filed by the Registrant    |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               Cowlitz Bancorporation
                (Names of Registrant as Specified in Its Charter)

    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

X   No fee required.

|_|     Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                          (Cowlitz Bancorporation Logo)

                   NOTICE OF THE ANNUAL MEETING OFSHAREHOLDERS
                             To Be Held May 15, 1999




To the Shareholders of Cowlitz Bancorporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Cowlitz Bancorporation will be held at the DoubleTree Hotel, 510 Kelso Drive, Kelso, Washington, on Saturday, May 15, 1999at 10:00 a.m. local time for the purpose of considering and voting upon the following matters:

     1. Election of Directors. To elect five directors to serve; and

     2. Whatever other business may properly be brought before the Annual Meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on April 1, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly. The proxy will not be used if you attend the meeting and vote in person.

     All shareholders are urged to attend the Annual Meeting either in person or by proxy.


                                    BY ORDER OF THE BOARD OFDIRECTORS




                                    Donna P. Gardner
                                    Vice President &Secretary/Treasurer

Longview, Washington
April 13, 1999

                          (Cowlitz Bancorporation Logo)

                            Cowlitz Financial Center
                               927 Commerce Avenue
                               Longview, WA 98632
                                 (360) 423-9800

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 15,1999

     This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about April 13, 1999, for use in connection with the Annual Meeting of Shareholders (the "Meeting") of Cowlitz Bancorporation (the "Company") to be held on Saturday, May15, 1999 at the Double Tree Hotel, 510 Kelso Drive, Kelso, Washington, at 10:00 a.m. local time.

                           VOTING AND PROXY PROCEDURE

     Shareholders Entitled to Vote. Shareholders of record as of the close of business on April1, 1999 are entitled to vote at the Annual Meeting. Each share of common stock ("Common Stock") is entitled to one vote on each matter properly presented at the Annual Meeting. As of April 1, 1999, the Company had 4,002,377 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum.

     Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

     Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at anytime before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold shares of Common Stock and request authority to execute the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, facsimile or personal contact.

                               SECURITY OWNERSHIP
                                       OF
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company with respect to each person known to the Company to own more than 5% of the outstanding Common Stock, directors, and the named executive officers ("Named Executive Officers") of the Company as identified herein and by all directors and executive officers as a group as of February 28, 1999.Each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

Name of Beneficial Owner                                       Shares           Percentage
Benjamin Namatinia (1).................................         610,282          14.63
Charles W. Jarrett (1).................................         294,127           7.05
Mark F. Andrews, Jr. (2)...............................          38,065             *
Larry M. Larson (2)....................................         251,214           6.02
E. Chris Searing (2)...................................          20,267             *
Donna P. Gardner (3)...................................          46,962           1.13
Jim Wills(4)...........................................         106,140           2.54
All directors and executive officers as a group (7 persons)   1,367,057          32.76

*Less than 1%
  (1)Includes presently exercisable options to purchase 82,500 shares of Common Stock.
  (2)Includes presently exercisable options to purchase 1,000 shares of Common Stock.
  (3)Includes presently exercisable options to purchase 1,400 shares of Common Stock.
  (4)Includes presently exercisable options to purchase 800 shares of Common Stock.

                              ELECTION OF DIRECTORS

     Five directors will be elected at the Annual Meeting to serve until the next Annual Meeting of the shareholders or until the director's successor is elected and qualified.

     Unless authority to vote is withheld on a proxy, proxies in the form enclosed will be voted FOR the director-nominees identified below. Each of the nominees has indicated that he is willing and able to serve as a director. If any nominee is not available for election(a contingency which the Company does not now foresee), it is the intention of the Board of Directors to recommend the election of a substitute nominee, and proxies in the form enclosed will be voted FOR the election of such substitute nominee unless authority to vote such proxies in the election of directors has been withheld.

     In accordance with the above, the Board of Directors has nominated:

                              Mark F. Andrews, Jr.
                               Charles W. Jarrett
                                 Larry M. Larson
                               Benjamin Namatinia
                                E. Chris Searing

       The Board of Directors recommends a vote FOR each of the nominees.

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting. All of the nominees have served as directors of the Company since its incorporation in 1991.

         Name                       Age                       Position
Mark F. Andrews, Jr.                66               Director, Cowlitz Bancorporation & Cowlitz Bank

Charles W. Jarrett                  58               President & Chief Operating Officer & Director, Cowlitz
                                                     Bancorporation; President & Chief Executive Officer &
                                                     Director, Cowlitz Bank; Director, Business Finance
                                                     Corporation

Larry M. Larson                     60               Director, Cowlitz Bancorporation; Chairman, Cowlitz Bank

Benjamin Namatinia                  55               Chairman & Chief Executive Officer, Cowlitz
                                                     Bancorporation; Director, Cowlitz Bank; Chairman,
                                                     Business Finance Corporation

E. Chris Searing                    45               Director, Cowlitz Bancorporation & Cowlitz Bank


     Mark F. Andrews, Jr. has served as a director of Cowlitz Bank since 1988 and as Secretary of the Board since 1990. Mr. Andrews' principal occupation is the management and operation of his tree farms. In addition, Mr. Andrews serves as a court commissioner for Cowlitz County and he is also a retired attorney. Mr. Andrews is Chairman of the Audit Committee and serves on the Compensation Committee and the Board Development Committee.

     Charles W. Jarrett held the position of President and Chief Executive Officer of Cowlitz Bancorporation from 1992 until November 1994, at which time he became President and Chief Operating Officer. Mr. Jarrett joined Cowlitz Bank in 1986 and has served as President and Chief Executive Officer and as a director since 1989. He has served as a director of Business Finance Corporation since the acquisition in 1998.

     Larry M. Larson has served as a director of Cowlitz Bank since 1984. He served as Secretary of the Board from 1987 to 1988, Vice Chairman from 1988 to 1990, and has served as Chairman since 1990. Mr. Larson owns the Bridgeview Tobacco Shop located in Rainier, Oregon. He serves in an elected position on the Port Commission for the Port of Longview. Mr. Larson serves on the Compensation Committee, the Board Development Committee, and the Audit Committee.

     Benjamin Namatinia has served as Chairman of Cowlitz Bancorporation since its incorporation in 1991 and was appointed Chief Executive Officer in November 1994. He has served as a director of Cowlitz Bank since 1991. He has served as a director of Business Finance Corporation since the acquisition in 1998. Since 1990, Mr. Namatinia has been the President and owner of BMN, Inc., a securities brokerage franchise of Raymond James Financial Services, Inc. From 1984 to 1989, he was Senior Vice President and head of the Bond Department in Portland, Oregon for Shearson Lehman.

     E. Chris Searing has served as a director of Cowlitz Bank since 1986. He served as Secretary of the Board from 1988 to 1990 and has served as Vice Chairman since 1990.Mr. Searing owns Searing Electric & Plumbing, Inc. located in Longview, Washington. Mr. Searing serves on the Compensation Committee and the Audit Committee.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

     The Board of Directors conducts its business through meetings of the Board and through its committees. During1998, the Company held thirteen regular meetings and thirteen special meetings of the Board as well as committee meetings. No director in office in 1998 attended fewer than 75% of the meetings of the Board of Directors and the total number of all meetings of all committees of the Board of Directors on which he served.

     The Board of Directors has established an Audit Committee, a Compensation Committee, and a Board Development Committee. The Audit Committee recommends the selection of the Company's independent auditors and consults with the independent auditors on the Company's internal accounting controls. The Compensation Committee recommends to the Board salaries and bonuses for the Company's executive officers and administers the Company's Stock Option Plan and Employee Stock Purchase Plan. The Board Development Committee identifies and recommends potential candidates for the Company and its subsidiary's Boards of Directors.

                             DIRECTORS' COMPENSATION

     In 1998, Directors of the Company received a fee of $900 per month except that Mr. Namatinia as Chairman of the Board received a fee of $1,000 per month. Directors of Cowlitz Bank received a fee of $600 per month and the Chairman, Mr. Larson, received a fee of$1,800 per month. Directors of Business Finance Corporation received a fee of $300 per month.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the annual compensation earned during 1997 and 1998 for the Company's Chief Executive Officer and each of the Company's other executive officers who earned in excess of $100,000 in salary and bonus during the last two fiscal years (the "Named Executive Officers").

                               ANNUAL COMPENSATION

                                                                 Other Annual          All Other       Stock Option
Name of Principal and Position           Salary       Bonus      Compensation       Compensation(1)       Grants
Benjamin Namatinia             1998     $200,000       $75,000        -                 $14,400             10,000
  Chairman &                   1997     $178,224       $20,000        -                 $14,258            192,500
  Chief Executive Officer

Charles W. Jarrett             1998     $200,000       $52,356        -                 $14,400             10,000
  President &                  1997     $161,532       $40,975        -                 $12,923            192,500
  Chief Operating Officer

Jim Wills                      1998     $105,455       $13,678        -                 $  8,436             4,000
  Vice President               1997     $  98,556      $24,585        -                 $  7,884             -

Donna P. Gardner               1998     $  76,340      $23,678        -                 $  6,108             7,000
  Vice President &             1997     $  66,840      $21,390        -                 $  5,347             -
  Secretary/Treasurer

(1)  Company contribution to 401(K)plan

                                  STOCK OPTIONS

     Stock Option Plan. Awards of stock options under the Company's stock option plan are designed to closely tie together the long term interest of the Company and its subsidiary's directors, employees, and shareholders and to assist in the retention of directors, officers, and key employees. The Board of Directors selects the individuals to receive stock options and determines the number of shares subject to each grant. The Board's determination of the size of option grants is generally intended to reflect the individual's position with the Company or its subsidiary and the individual's contribution. Any options granted under the plan will have an exercise period of time, and options become exercisable on a gradual basis as stated in each grant. The Board of Directors reviews the stock option plan annually.

     The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 1998.

                    Option/SAR Grants in the Last Fiscal Year

                                                                                                 Potential Realizable
                           Number of        % of Total                                           Value at Assumed
                           Securities       Options/SARs                                         Annual Rates of Stock
                           Underlying       Granted to                                           Price Appreciation for
                           Options/SARs     Employees         Exercise or Base Expiration        Option Term (1)
Name                       Granted (#)      Fiscal Year       Price ($/Sh)      Date               5% ($)    10% ($)
                                                                                                 --------   --------
Benjamin Namatinia         10,000           16.4 %           $ 7.94            12/31/08          $129,344 / $205,943
Charles W. Jarrett         10,000           16.4 %           $ 7.94            12/31/08          $129,344 / $205,943
Jim Wills                   4,000            6.5 %           $ 7.94            12/31/08          $ 51,755 / $ 82,360
Donna P. Gardner            7,000           11.5 %           $ 7.94            12/31/08          $ 90,533 / $144,130

     (1) These assumed rates of appreciation are provided in order to comply with the requirements of the Securities and Exchange Commission (the "SEC") and do not represent the Company's expectation or projections as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.


     The table below provides information on exercises of options during 1998 by the Named Executive Officers and information with respect to unexercised options held by the Named Executive Officers at December 31, 1998:

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                                       Number of Securities
                                                                       Underlying                Value of Unexercised
                                                                       Unexercised               in-the-Money
                                                                       Options/SARs at           Options/SARs at
                                                                       Fiscal Year-End (#)       Fiscal Year-End ($)
                           Shares Acquired                             Exercisable/              Exercisable/
Name                       On Exercise (#)  Value Realized ($)         Unexercisable             Unexercisable (1)
----                       ---------------  ------------------         --------------------  ----------------------
Benjamin Namatinia                  -                -                 82,500 / 120,000          $639,170 /$952,800
Charles W. Jarrett                  -                -                 82,500 / 120,000          $639,170 /$952,800
Jim Wills                           -                -                    800 /   3,200            -
Donna Gardner                       -                -                  1,400 /   5,600            -

     Employment   Agreements.   Messrs.   Namatinia  and  Jarrett  entered  into
employment agreements with the Company effective January 1, 1998. Under the employment agreements, both Mr. Namatinia and Mr. Jarrett receive a base annual salary. Mr. Jarrett also receives an annual cash bonus equal to the sum of five percent of Cowlitz Bank's net profits in excess of a one percent Return on Assets(OROAO) for the calendar year and seven and one-half percent of the Bank's net profits in excess of one and one-half percent ROA for the calendar year. This formula was used by the Board of Directors to determine Mr. Jarrett's bonus in 1996 and 1997. Mr. Namatinia's annual cash bonus will be determined by the Company's Board of Directors based on the growth, profitability and performance of the Company, the expansion of services provided by the Company and the market value of the Company's Common Stock.

     The agreements contain a covenant not to compete for a period of eighteen months in the event of termination of employment for any reason. If employment is terminated by the Company without cause or by death or disability, the executive officer will receive a lump sum equal to three times the employee's annual base salary for the calendar year in which such employment terminates plus the amount of cash bonus earned prior to termination. Upon termination without cause, the employee will receive such benefits to which he has become entitled under the terms of the Company's Stock Option Plan and any other benefit plan or program.

                        REPORT OF COMPENSATION COMMITTEE

     The Company's executive compensation program is designed to attract, motivate, and retain key executive officers and to align their compensation with the Company's business objectives, long-term objectives of shareholders, and the executive's individual performance.

     The Company's executive compensation program is administered by the Compensation Committee. The membership of the committee consists of three nonemployee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of the Chairman and Chief Executive Officer and the President and Chief Operating Officer.

     The Compensation Committee has through retention of external compensation specialists and an accounting firm completed industry surveys to determine the compensation levels of executive officers employed by similar financial institutions that are comparable in size, region, and performance.

     Using the information provided by this research along with other factors in consideration of the Company's long range goals, implementation of strategies and overall performance, the Compensation Committee has established salary levels, bonuses based on reaching prescribed income levels, and retention incentives based on long term equity compensation.

     Components of Chief Executive Officer Compensation. At present, the Chief Executive Officer's compensation program is comprised of base salary, annual cash bonus consideration, and long-term incentive compensation in the form of stock options. He also participates with other Company employees in the Company's 401(K) and other benefit programs.

         The base salary of the Chief Executive Officer is based on compensation surveys and data relating to the Company's peer group of similar financial institutions that are comparable in size, region, and performance. These surveys are used to determine whether his base compensation is competitive with that offered by these other financial institutions.

     The annual bonus review by the Compensation Committee for the Chief Executive Officer is based on the growth, profitability, and performance of the Company, the expansion of services provided by the Company, and the market value of the Company's Common Stock. Mr. Namatinia's bonus for 1998 was based on the recognition of the following factors: completion of the acquisition of Business Finance Corporation; the performance of the branches acquired by the Company in1997; and the increases in revenue and net income of the Company. The Committee also recognized that the Company's stock price had declined since the Company's initial public offering, but believed that this decline was attributable more to market conditions than the Company's performance.

     The Compensation Committee meets several times a year to continuously evaluate the criteria used to establish the levels of compensation and to consider any changes in the manner or method of approving the appropriate compensation. Both the amount of compensation and the formulas used to compute the compensation are subject to annual review by the Compensation Committee.

     Submitted by the Compensation Committee:

                                    Mark F. Andrews, Jr.
                                    Larry M. Larson
                                    E. Chris Searing

                         STOCK PRICE PERFORMANCE GRAPH

     The chart below depicts the total return to shareholders during the period beginning March 12, 1998, when the Company first issued its shares publicly, and ending December 31, 1998. The definition of total return includes appreciation in market value of the stock as well as the actual cash dividends paid to shareholders. The comparable indices utilized are the NASDAQ Bank Index and the NASDAQ Market Index. The chart assumes that the value of the investment in the Company's Common Stock and each of the two indices was $100 on March 12,1998, and that all dividends were reinvested.

                                     [graph]
                             Cumulative Total Return
                          Among Cowlitz Bancorporation,
                    NASDAQ Market Index and NASDAQ Bank Index

COMPANY INDEX /MARKET                3/12/98         3/31/98        6/30/98        9/30/98      12/31/98
Cowlitz Bancorporation                100.00           97.14          92.42          67.48         60.84
NASDAQ Bank Index                     100.00          142.95         140.22         118.26        133.94
NASDAQ Market Index                   100.00          102.90         105.55          95.13        123.67


                     Assumes $100 invested on Mar. 12, 1998
                           Assumes Dividend Reinvested
                        Fiscal Year Ending Dec. 31, 1998

                           RELATED PARTY TRANSACTIONS

     The Company has outstanding loans to officers, directors, their spouses, associates, and related organizations. All such loans were made in the ordinary course of business, have been made on substantially the same terms and conditions; including collateral required, as comparable transactions with unaffiliated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. Directors and executive officers are charged the same rates of interest and loan fees as are charged to employees of the Company, which interest rates and fees are slightly lower than charged to non-employee borrowers. All such loans are presently in good standing and are being paid in accordance with their terms.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Securities.

     Based solely on its review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of1934, related regulations, and written representations, no other reports were required. The Company believes that during the year ended December 31,1998 all filing requirements applicable to its directors, executive officers, and greater than 10% shareholders were satisfied.

                                    AUDITORS

     The Board of Directors has appointed Arthur Andersen, LLP, Portland, Oregon, independent public accountants, to serve as the Company's auditors for the 1999 fiscal year. A representative of Arthur Andersen will be present at the Annual Meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxies.

                SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     The Company must receive a shareholder proposal by December 15, 1999 to consider it for inclusion in the Company's proxy statement and form of proxy relating to the Company's Annual Meeting of Shareholders in 2000. In addition, if the Company is not notified prior to February 28, 2000 that a shareholder intends to present a proposal at the Annual Meeting in 2000, management of the Company will have discretionary authority with respect to each proxy received by it to vote on such matter. The Company's address for these purposes is P. O. Box 1518, Longview, Washington 98632.

                              FINANCIAL STATEMENTS

     The Company's 1998 Annual Report to Shareholders, including financial statements prepared in conformity with generally accepted accounting principles, are being mailed to shareholders with these proxy materials. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXYCARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUALMEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THENWITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITSEXERCISE.

                                    BY ORDER OF THE BOARD OFDIRECTORS




                                    Donna P. Gardner
                                    Vice President & Secretary/Treasurer

Longview, Washington
April 13, 1999